                                                                     EXHIBIT 4.5

                           FORM OF RIGHTS CERTIFICATE

CONTROL NUMBER [0000]         EXCO RESOURCES, INC.


                               RIGHTS CERTIFICATE


                  FOR SHARES OF 5% CONVERTIBLE PREFERRED STOCK

                            OF EXCO RESOURCES, INC.
                       VOID IF NOT EXERCISED AT OR BEFORE

          5:00 P.M. (NEW YORK TIME) JUNE 21, 2001, THE EXPIRATION DATE


                    THIS RIGHTS CERTIFICATE IS TRANSFERABLE
           AND MAY BE DIVIDED AT THE OFFICE OF THE SUBSCRIPTION AGENT


                                7,168,634 SHARES


                    SUBSCRIPTION PRICE U.S. $21.00 PER SHARE


                       OF 5% CONVERTIBLE PREFERRED STOCK


THIS RIGHTS CERTIFICATE MAY BE USED
TO SUBSCRIBE FOR SHARES OR MAY BE ASSIGNED

OR SOLD. FULL INSTRUCTIONS APPEAR ON THE BACK

OF THIS RIGHTS CERTIFICATE.


REGISTERED OWNER         [OWNER]                 CUSIP
  [0000000000]    [**NUMBER OF RIGHTS**]   269279 12 1



     The registered owner of this Rights Certificate, named above, or assignee, is entitled to the number of rights (the "Rights") to subscribe for shares of 5% convertible preferred stock (the "Convertible Preferred Stock") of EXCO Resources, Inc. ("EXCO") shown above, in the ratio of one share of Convertible Preferred Stock for each Right, pursuant to the basic subscription privilege and upon the terms and conditions and at the price for each share of Convertible Preferred Stock specified in the Prospectus dated May 23, 2001.



     If you subscribe for fewer than all the shares represented by your Rights Certificate, the Subscription Agent will issue a new Rights Certificate representing the balance of the unsubscribed Rights, provided that the Subscription Agent has received your Rights Certificate and payment prior to 5:00 p.m., New York time, on June 21, 2001. No new Rights Certificate will be issued after such date.


           IMPORTANT: Complete appropriate form on the reverse side.

DATE:




                                                       EXCO RESOURCES, INC.

/s/ RICHARD E. MILLER                                  /s/ T.W. EUBANK
-----------------------------------------------------  -----------------------------------------------------
Secretary                                              President
LOGO
                                                       [seal]

                   PLEASE FILL IN ALL APPLICABLE INFORMATION


TO:  Subscription Agent                                       Expiration Date: June 21, 2001
     Continental Stock Transfer
     Reorganization Department
     2 Broadway, 19th Floor
     New York, NY 10004
A.   Basic Subscription Privilege                          x  $21.00                 = $
                                    -------------------                                 --------------
                                    (No. of Shares)           (Subscription Price)
B.   Oversubscription Privilege                            x  $21.00                 = $
                                    -------------------(1)                              --------------(2)
                                    (No. of Shares)           (Subscription Price)
                                    TOTAL PAYMENT                                    = $
                                                                                        --------------
C.   Amount of Payment Enclosed
     (or amount in notice of
     guaranteed delivery) payable
     to "Continental Stock
     Transfer as Subscription
     Agent" or paid by wire
     transfer
D.   Transfer Rights as set forth
     in Section 2. (Holder needs
     to complete Section 2).


---------------

(1) This amount cannot exceed the number of shares under "A. Basic Subscription Privilege."


(2) The Oversubscription Privilege can be exercised by a holder of Rights only if the basic subscription privilege is exercised by the holder to the fullest extent possible.



     SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of 5% Convertible Preferred Stock of EXCO for the price indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Convertible Preferred Stock for which I have subscribed, EXCO may exercise any of the remedies set forth in the Prospectus.


----------------------------------

----------------------------------
    Signature of Subscriber(s)

----------------------------------
  Address for delivery of Shares

If permanent change of address,
check here [ ]

Please give your telephone
  number: (  )
              --------------------

Tax I.D. Number or Social
  Security Number:
                  ----------------
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     SECTION 2. TO TRANSFER RIGHTS. For value received, ________________ of the
Rights represented by the Rights Certificate are assigned to:

---------------------------------------
     (Print Full Name of Assignee)

---------------------------------------
   (Print Full Address of Assignee)

---------------------------------------
      Signature(s) of Assignor(s)

IMPORTANT:  The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on the face of this Rights Certificate


     YOUR SIGNATURE MUST BE MEDALLION GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION AS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934.


Signature:

---------------------------------------
        (Name of Bank or Firm)

Guaranteed By:

---------------------------------------
   (Signature of Officer and Title)

     PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER'S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATE REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.